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                                                                      EXHIBIT 10


In connection with Proposal Two in the above Proxy Statement and in accordance with Instruction 3 to Item 10 of Schedule 14A, below is text of the CDI Corp. Non-Qualified Stock Option and Stock Appreciation Rights Plan. The text of this Plan is not a part of the Proxy Statement and is not being distributed to the Company's shareholders.

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                                                            As amended on 5/7/96

                                   CDI CORP.

         NON-QUALIFIED STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


               1.  Purpose. The purpose of this plan ("Plan") is to provide a
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more effective method of compensating employees, consultants and directors of the Company than is currently available and to complement the other incentive plans of the Company, thus encouraging greater personal interest in the success of the Company on the part of such personnel and furnishing them with a further incentive to remain with the Company and to increase their efforts on its behalf.

               2.  Definitions:
                   -----------

               (a) "Board" means the board of directors of the Parent Company.

               (b) "Committee" means the committee described in Paragraph 5.

               (c) "Company" means CDI Corp. and each of its Subsidiary
                   Companies.

               (d) "Date of Exercise" means the date on which notice of exercise of an Option or SAR is delivered to the Parent Company.

               (e) "Date of Grant" means the date on which an Option or SAR is granted.

               (f) "Eligible Director" means any Non-Employee Director except a director whose compensation for service on the Board is included in the income of a corporation or partnership of which the director is an employee or partner.

               (g) "Fair Market Value" means the closing price of actual sales of Shares on the New York Stock Exchange on a given date or, if there are no such sales on such date, the closing price of the Shares on such Exchange on the last date on which there was a sale.

               (h) "Holder" means a person to whom an SAR not attached to an
                   Option has been granted under the Plan, which SAR has not been exercised and has not expired or terminated.

               (i) "Non-Employee Director" means any director of the Parent
                   Company who is not a full-time employee of the Parent Company or any Subsidiary Company.

               (j) "Option" means a non-qualified stock option granted under the
                   Plan and described in Paragraph 4(a).
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               (k) "Optionee" means a person to whom an Option or an Option with an SAR attached has been granted under the Plan, which Option or SAR has not been exercised and has not expired or terminated.

               (l) "Parent Company" means CDI Corp.

               (m) "Retainer Fee" means the annual retainer fee payable to Non-
                   Employee Directors for their service as directors of the Parent Company during a Retainer Fee Year. A Retainer Fee does not include attendance or committee fees.

               (n) "Retainer Fee Option" means an Option granted to an Eligible
                   Director in payment of such Eligible Director's Retainer Fee pursuant to Paragraph 6.

               (o) "Retainer Fee Year" means the one year period between
                   consecutive annual meetings of the shareholders of the Parent Company, beginning on the date immediately following the annual meeting.

               (p) "SAR" means a stock appreciation right granted under the Plan and described in Paragraphs 4(b) or 4(c).

               (q) "Shares" means shares of common stock, par value $.10 per share, of the Parent Company.

               (r) "Subsidiary Company" means any corporation controlled by the
                   Parent Company or by a subsidiary controlled by the Parent Company ("control" having the meaning set forth in Section 368(c) of the Internal Revenue Code or corresponding provisions of successor laws), provided that if the corporation is controlled by a subsidiary of the Parent Company, either the Parent Company must own 100% of the stock of the subsidiary or the subsidiary must own 100% of the stock of the corporation.

               (s) "Value" of an SAR shall mean the excess of the Fair Market
                   Value of a Share on the Date of Exercise over an amount fixed by the Committee on the Date of Grant (the "SAR Reference Price"); provided that the SAR Reference Price may not be less than 50% of the Fair Market Value of a Share on the Date of Grant. Where an SAR is attached to an Option, the SAR Reference Price shall be equal to the Option price of one Share under the attached Option.

               3.  Shares Subject to the Plan. On and after April 30, 1991, not
                   --------------------------
more than 1,100,000 Shares may be delivered pursuant to the exercise of Options or SARs under the Plan. The Shares so delivered may, at the election of the Company, be either treasury Shares or Shares originally issued for the purpose. When an Option is

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granted (whether or not attached to an SAR), the number of Shares subject to such Option shall be reserved for issuance out of the Shares remaining available for grant under the Plan. When SARs not attached to an Option are granted, there shall be reserved for issuance thereunder Shares in an amount equal to one-half of the number of SARs granted. If Options or SARs granted under the Plan terminate or expire without being exercised in whole or in part, other Options or SARs may be granted covering the Shares not delivered. No individual shall be eligible to receive, in any one calendar year, Options or SARs with respect to more than 400,000 Shares (which number is subject to adjustment as provided in Paragraph 15 hereof).

               4.  Rights to be Granted.  Rights which may be granted under
                   --------------------
the Plan are:

               (a) Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares at a specified price;

               (b) SARs, which are attached to Options and which give the Optionee the right for a specified time period, without payment to the Company, to receive the Value of such SARs, to be paid in cash and Shares in accordance with Paragraph 9 below, in lieu of purchasing Shares under the related Option; and

               (c) SARs, which are not attached to Options and which give the Holder the right for a specified time period, without payment to the Company, to receive the Value of such SARs, to be paid in cash and Shares in accordance with Paragraph 9 below.

               5.  Administration.  The Plan shall be administered by the
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Stock Option Committee, which shall be composed of not less than two directors of the Parent Company appointed by the Board. No director serving on the Committee shall (a) be eligible to be granted Options or SARs under the Plan except for Retainer Fee Options, or to be selected as a participant under any other discretionary plan of the Company or any of its affiliates entitling them to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates, or (b) have been granted Options or SARs under the Plan during the one year period prior to service on the Committee, except for grants which would not affect such director's status as "disinterested" for purposes of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Except with respect to Retainer Fee Options, the Committee may determine from time to time which eligible participants shall be granted Options or SARs under the Plan, the number of Shares to be subject to the Option in each case, the number and type of SARs, if any, to be awarded in each case, and the other substantive provisions of each Option and SAR agreement. However, any Options, other than Retainer Fee Options, or SARs granted to a member of the Board must also be approved by a majority of the Board not including the recipient.

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               6.  Retainer Fee Options.
                   --------------------

               (a) During each Retainer Fee Year, each Eligible Director will be granted 4,000 Options in lieu of a cash Retainer Fee. Such number of Options may be increased or decreased by the Board from time to time, but not more often than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Such number will also be subject to adjustment as provided in Paragraph 15 hereof. One-half of each year's Retainer Fee Options will be granted on the first business day of each Retainer Fee Year and the remaining one-half of the year's Retainer Fee Options will be granted on the first business day that is six months after the first day of the Retainer Fee Year.

               (b) The Committee may determine from time to time the terms of the Retainer Fee Options, provided such terms are consistent with the terms of the Plan. Unless otherwise determined by the Committee, (i) Retainer Fee Options shall not vest (and therefore will not be exercisable) until one year after the Date of Grant and (ii) if an Eligible Director ceases to be a member of the Board for any reason, unvested Retainer Fee Options shall expire and be unexercisable and the portion of the Eligible Director's Retainer Fee earned as of the date of cessation that is represented by such unvested Retainer Fee Options shall be paid in cash.

               7.  Eligibility.  Eligible participants under the Plan shall
                   -----------
be all salaried employees, consultants and directors of the Parent Company or any Subsidiary Company. Only Eligible Directors shall be eligible to receive Retainer Fee Options pursuant to Paragraph 6.

               8.  Option Exercise Price.
                   ---------------------

               (a) The price at which Shares may be purchased on exercise of an Option shall be determined in each case by the Committee, but may not be less than 50% of the Fair Market Value of the Shares on the Date of Grant; provided, however, that the price at which Shares may be purchased on exercise of a Retainer Fee Option shall be the Fair Market Value of the Shares on the last trading day immediately preceding the Date of Grant.

               (b) Upon exercise of any Option granted pursuant to this Plan, the Optionee shall pay to the Parent Company the full Option price:

                   (i)      By check or in cash; or

                   (ii) By delivering to the Parent Company certificates for Shares owned by the Optionee and endorsed to the Parent Company representing a number of Shares having a then current Fair Market Value equal to the Option price; or

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                   (iii)    Any combination of the above.

Upon payment of the Option price the appropriate accounts of the Parent Company shall then be credited accordingly.

               9.  Issuance of Certificates; Payment of Cash.
                   -----------------------------------------

               (a) Upon payment of the Option price, a certificate for the number of whole Shares and a check for the Fair Market Value on the Date of Exercise of the fractional Share, if any, to which the Optionee is entitled shall be delivered to such Optionee by the Parent Company, provided that the Optionee has remitted to his employer an amount, determined by such employer, sufficient to satisfy the applicable requirements to withhold federal, state, and local taxes, or made other arrangements with his employer for the satisfaction of such withholding requirements.

               (b) Upon exercise of SARs, the Value of such SARs shall be paid one-half in cash and one-half in Shares. The number of Shares to be delivered by the Parent Company shall be an amount equal to 50% of the Value of such SARs divided by the Fair Market Value of a Share on the Date of Exercise of such SARs. Any right to a fractional Share shall be satisfied by the Parent Company in cash. The employer of the Optionee or Holder shall deduct from the amount of cash payable any amount necessary to satisfy applicable federal, state, or local withholding requirements.

               10. Term.  Unless otherwise determined by the Committee, Options
                   ----
or SARs granted under the Plan shall not be exercisable after five years from the Date of Grant.

               11.  Exercise of Options and SARs.  Unless otherwise determined
                   ----------------------------
by the Committee and subject to the provisions of Paragraphs 12 and 14, an Option or SAR may be exercised in whole or in part during its term, provided that an Option or SAR shall be exercisable only by the Optionee or Holder during his lifetime and, unless otherwise determined by the Committee and except for vested Retainer Fee Options, only while he is a salaried employee, consultant or director of the Parent Company or of a Subsidiary Company.

               12. Death or Termination of Qualifying Relationship. Unless
                   -----------------------------------------------
otherwise determined by the Committee, Options (other than vested Retainer Fee Options) and SARs shall terminate upon the termination for any reason of the Optionee's or Holder's qualifying relationship with the Company, except that if an Optionee or Holder dies while holding a vested Option or SAR not fully exercised or expired, the unexercised portion may be exercised by his estate or his heirs or beneficiaries within the period of six months following the date of death (in no event, however, may an Option or SAR be exercised after its stated date of expiration). For purposes of this Plan, a transfer of a participant between two employers, each of which is a part of the Company, shall not be deemed a termination of employment.

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               13. Relationship Between Options and SARs.  Upon exercise of an
                   -------------------------------------
Option, any SAR attached to such Option shall automatically expire. Upon exercise of an SAR attached to an Option, the related Option shall automatically expire. Except as set forth above, the grant, exercise, termination or expiration of any Option granted to an Optionee or Holder shall have no effect upon any SAR held by such Optionee or Holder, and the grant, exercise, termination or expiration of an SAR granted to any Optionee or Holder shall have no effect upon any Option held by such Optionee or Holder.

               14. Transferability of Options and SARs.  No Option or SAR may
                   -----------------------------------
be transferred except by will or the applicable laws of descent and distribution.

               15. Adjustment on Change in Capitalization.  In case the number
                   --------------------------------------
of outstanding Shares is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, the Board shall make an appropriate adjustment in (a) the aggregate number of Shares which may be issued under the Plan, (b) the per individual annual limitation set forth in Paragraph 3 above, (c) the number of Retainer Fee Options to be granted each year to Eligible Directors pursuant to Paragraph 6 above, and (d) the number of Shares subject to, and the Option price or Value of, any then outstanding Options or SARs.

               16. Certain Corporate Transactions.  If during the term of any
                   ------------------------------
Option or SAR, the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Parent Company, the Parent Company may (but shall not be required to) take any of the following courses of action:

               (a) Not less than 10 days nor more than 60 days prior to any such transaction, all Optionees and Holders shall be notified that their Options and SARs shall expire on the 10th day after the date of such notice, in which event all Optionees and Holders shall have the right to exercise all of their Options and SARs prior to such new expiration date; or

               (b) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options and stock appreciation rights to the Optionees and Holders to acquire shares, or stock appreciation rights in shares, in such corporation provided that the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, or the value of such stock appreciation rights at the time of grant, shall not be greater than the excess of the Fair Market Value of the Shares over the Option price of Options, or the Value of the SARs as determined

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under Paragraph 2(r), immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

               (c) The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees, Holders and Eligible Directors to realize the value of rights granted to them under the Plan.

               17. Plan Not to Affect Relationship With the Company.  Neither
                   ------------------------------------------------
the Plan nor any Option or SAR shall confer upon any participant any right to continue in the service of the Company.

               18. Amendment.  The Board may at any time terminate the Plan or
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make such changes therein as it shall deem advisable. The Board may not, however, without the approval of the voting shareholders of the Parent Company,
(i) increase the total number of Shares which may be delivered under the Plan,
(ii) change the class of persons eligible to receive Options or SARs, (iii) withdraw the authority to administer the Plan from a committee consisting of directors or (iv) otherwise amend the Plan in a manner which would require the approval of the shareholders of the Parent Company in order to maintain the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. No outstanding Option or SAR shall be affected by any such amendment without the written consent of the Optionee, Holder or other person then entitled to exercise such Option or SAR.

               19. Securities Laws.  The Committee shall make each grant under
                   ---------------
the Plan subject to such conditions as shall cause both the grant and exercise of any Option or SAR to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

               Unless otherwise permitted by the Committee, the date of any exercise of an SAR by a Holder or an Optionee who is an officer, director or beneficial owner of ten percent or more of any class of any registered equity security of the Parent Company shall be required to occur within the period beginning with the third and ending with the twelfth business day after the date of the release of the Parent Company's quarterly or annual sales and earnings information to the public.

               20.  Performance-Based Compensation.  Unless otherwise provided
                    ------------------------------
by the Committee in their discretion pursuant to the first sentence of Paragraph 8(a), it is intended that all compensation income recognized by employees as the result of the exercise of Options or SARs, or the disposition of Shares acquired on exercise of Options or SARs, shall be considered performance-based compensation excludable from such employee's "applicable employee remuneration" pursuant to section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.

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               21.  General.  Each Option or SAR granted shall be evidenced by a
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written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option or SAR shall be subject to all of the applicable requirements of the Pennsylvania Business Corporation Law and other applicable laws. Among other things the Optionee or Holder may be required to deliver an investment representation to the Company in connection with any exercise of an Option or SAR or to agree to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time.

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